Exhibit 99.1

PRESS RELEASE
Mellanox Technologies, Ltd.

Press/Media Contact
Greg Cross
Zonic Public Relations
+1 (925) 413-5327
gcross@zonicgroup.com

Investor Contact
Shanye Hudson
VP, Investor Relations
+1 (408) 916-0041
shanye@mellanox.com

Israel PR Contact
Jonathan Wolf
JWPR Public Relations and Communications
+972-54-22-094-22
yoni@jwpr.co.il

Israel IR Contact
Gelbart Kahana Investor Relations
Emanuel Kahana, +972-3-607-47-17
mano@gk-biz.com

Mellanox Technologies Names Doug Ahrens as Chief Financial Officer
SUNNYVALE, CA. and YOKNEAM, ISRAEL– January 3, 2019 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced the appointment of Doug Ahrens as senior vice president and chief financial officer, effective Jan 2, 2019. Mr. Ahrens will have overall responsibility for worldwide financial operations and strategy including planning and analysis, accounting, compliance, financial reporting and investor relations.

Mr. Ahrens has extensive financial and operational experience in the technology industry, and joins Mellanox from GlobalLogic, where he served as chief financial officer. Prior to that Mr. Ahrens served as chief financial officer of Applied Micro Circuits. His career demonstrates a strong track record of increasing financial managerial responsibilities at semiconductor companies including Maxim and Intel. He started his career as an environmental engineer at Chevron Corporation. Mr. Ahrens holds a BS in Mechanical Engineering from UC San Diego, an MBA from the Harvard Business School, and an active CPA license.

"I am pleased to have Doug join Mellanox as our CFO to further strengthen our leadership team,” said Eyal Waldman, Mellanox Technologies president and CEO. “Doug brings more than 20 years of semiconductor and technology industry experience, which along with his extensive financial leadership in both publicly and privately held companies make him ideally suited to lead our continued financial growth and profitability".

"I am excited to join Mellanox and look forward to partnering with the leadership team to advance our growth strategy and further enhance our profitability," said Doug Ahrens. "The insatiable appetite for data is creating significant opportunities for Mellanox’s leading portfolio of interconnect solutions, which makes this an exciting time to join the company," Ahrens further stated.

Mellanox will host its fourth quarter 2018 financial results conference call on Wednesday, January 30, 2019, starting at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Both Waldman and Ahrens will participate on this call to discuss the company’s financial results.

Eric Johnson, who acted as Mellanox’s interim principal financial and accounting officer, remains an integral part of the finance team and will continue in his role as vice president and corporate controller.

"I would like to thank Eric, the entire financial team, and other members of my staff who, together with me, have filled the CFO role over the past months, and I’m confident that they will provide continuity and serve the finance organization moving forward," said Eyal Waldman.

About Mellanox Technologies
Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end Ethernet and InfiniBand smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

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Note: Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.